                                EXHIBIT 21 (a)

                   Subsidiaries of OXIS International, Inc.

As of December 31, 1998, the Company's subsidiaries were as follows:

           Name              Jurisdiction of incorporation
           ----              -----------------------------
  OXIS Health Products, Inc.         Delaware
  OXIS Therapeutics, Inc.            Delaware
  OXIS International S.A.            France
  OXIS Acquisition Corporation       Delaware
  OXIS Isle of Man Limited           Isle of Man
  OXIS Instruments, Inc.             Pennsylvania

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